Schedule I

As of April 21, 2014

Columbia Funds Series Trust II

Active Portfolios Multi-Manager Value Fund

Columbia Absolute Return Currency and Income Fund

Columbia Absolute Return Emerging Markets Macro Fund

Columbia Absolute Return Enhanced Multi-Strategy Fund

Columbia Absolute Return Multi-Strategy Fund

Columbia AMT-Free Tax-Exempt Bond Fund

Columbia Asia Pacific ex-Japan Fund

Columbia Capital Allocation Aggressive Portfolio

Columbia Capital Allocation Conservative Portfolio

Columbia Capital Allocation Moderate Portfolio

Columbia Commodity Strategy Fund

Columbia Diversified Equity Income Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia Equity Value Fund

Columbia European Equity Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Global Bond Fund

Columbia Global Equity Fund

Columbia Global Infrastructure Fund

Columbia Global Opportunities Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Inflation Protected Securities Fund

Columbia Large Core Quantitative Fund

Columbia Large Growth Quantitative Fund

Columbia Large Value Quantitative Fund

Columbia Limited Duration Credit Fund

Columbia Marsico Flexible Capital Fund

Columbia Mid Cap Value Opportunity Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Money Market Fund

Columbia Mortgage Opportunities Fund

Columbia Multi-Advisor Small Cap Value Fund

Columbia Select Large-Cap Value Fund

Columbia Select Smaller-Cap Value Fund

Columbia Seligman Communications and Information Fund

Columbia Seligman Global Technology Fund

Columbia Short-Term Cash Fund

Columbia U.S. Government Mortgage Fund

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule I as of April 21, 2013.

COLUMBIA FUNDS SERIES TRUST II on behalf of its respective Funds

By:	/s/ J. Kevin Connaughton
Name: J. Kevin Connaughton
Title: President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Jeffrey F. Peters
Name: Jeffrey F. Peters
Title: Managing Director and Head of Global Institutional Distribution

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive (i) payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund (“12b-1 Plan”), (ii) any CDSC applicable to the redemption of a Fund’s Shares, determined in the manner set forth in the then current prospectus and Statement of Additional Information of that Fund, and (iii) any applicable front-end sales charges applicable to the sale of Shares, less any applicable dealer discount.

Approved as of: September 7, 2010